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                                                                   EXHIBIT 10.13


                              Purchase Agreement
                                    Between
                            FLASH Electronics Inc.
                                      and
                                  SONICWALLs

     This purchase agreement is entered into effect as of 9/28/99 between FLASH Electronics Inc. located at 4050 Starboard Drive, Fremont, CA 94538 and SONICWALL located at 5400 Betsy Ross Dr., Santa Clara, CA 95054.

     This agreement is intended to define the basic business agreement between the two companies. Additional details may be defined in subsequent business agreement.

     Under the agreement FLASH Electronics will provide custom manufacturing services to SONICWALL. These services include purchasing components, material management, assembling of printed circuit boards, testing, troubleshooting, reworks, final assembly, packaging and shipping. The products will be covered by a 6-month warrantee for workmanship to IPC 610 class 2 standards.

PURCHASE OF MATERIAL

     In order for FLASH to purchase material for SONICWALL products manufacturing, SONICWALL will provide a 3 month hard copy Purchase Order plus a 3 months rolling forecast. This forecast is required to allow sufficient time to plan and procure material in timely and orderly manner. It is understood that SONICWALL will be responsible for the costs of the 30 days material inventory, WIP inventory and unique SONICWALL materials (Enclosure, PWA, etc.,) at Flash Electronics. SONICWALL will also be liable for material with long leadtimes provided Flash identifies such items in writing either as an attachment to this agreement or other mutually acceptable manner. Flash Electronics shall follow common industry practice to plan and buy in reasonable quantity to protect lead-time requirements, safety stock, minimum buy quantity and volume discounts if available.

INVOICING AND PAYMENT

     Subject to acceptance of Products and parts within 3 days of receiving, invoices shall be due and payable thirty (30) days after the date of actual receipt of the products or parts. Any other applicable discounts or price reductions shall be referenced on the invoice. Payments past 45 days may be subject to 1.5% monthly finance charge.

CANCELLATIONS

     In the event SONICWALL decides to terminate a purchase order either actually or constructively (i.e. engineering change resulting in obsolescence.), SONICWALL liability, in addition to NCNR components, shall include excess or obsolete safety stock if these items are non-returnable such as open package and incomplete reel. SONICWALL will reimburse Flash Electronics the restocking charge or other penalties required by component vendor. SONICWALL will also be liable for all work in process (WIP). Products in WIP and non-returnable components will be shipped to SONICWALL 30 days from the date of cancellation notice.
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Page 2 Flash Purchase agreement


RESCHEDULES

SONICWALL shall not cancel nor reschedule the delivery date if it is within 30 days of the original scheduled date. However a 50% adjustment in quantity is acceptable for increased quantity and 30% adjustment for decreased quantity between 30 and 60 days of the original scheduled date. A change in total quantity is acceptable beyond the 60 days delivery window as long as SONICWALL agrees to buy back the NCNR material in excess of 60 days supply based on the new schedule. In return, Flash shall purchase from SONICWALL before buying them from other supplies for future demand.

FREIGHT AND SHIPPING CONTAINERS

     Flash will follow SONICWALL instructions in the selection of freight carrier and to determine shipping priority. SONICWALL shall provide complete packing instruction and a list packing material. Shipments will be FOB Fremont billed to SONICWALL freight account. Flash will provide free local pick up and delivery with company vehicles to SONIC facility within 30 miles distance of the Flash Fremont facility.

TERMINATION OF THIS CONTRACT

     Either party may terminate this agreement, by a written notice to the other party not less than 180 days prior to the effective date of such termination. The termination of this agreement shall in no way relieve either party of any sum of money and liability that have accrued prior to such termination.

By: /s/ Michael J. Sheridan                 By: /s/ Paul Belknap
   --------------------------------           -----------------------------
Printed name: Michael J. Sheridan           Printed name: Paul Belknap
             ----------------------                      ------------------
Title: Chief Financial Officer              Title: Director of Sales
      -----------------------------               -------------------------
Date:      9/29/99                          Date:      9/29/99
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